UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5000 Shoreline Court, Suite 300

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2024, IDEAYA Biosciences, Inc. (the “Company”) announced that it had entered into a License Agreement (the “Agreement”), dated December 27, 2024 (the “Effective Date”), with Jiangsu Hengrui Pharmaceuticals Co., Ltd. (“Hengrui Pharma”) pursuant to which Hengrui Pharma granted to the Company an exclusive worldwide license outside of Greater China to develop and commercialize SHR-4849, a novel DLL3-targeting Topo-I-payload antibody drug conjugate.

Pursuant to the Agreement, Hengrui Pharma is eligible to receive upfront and milestone payments totaling $1.045 billion, including a $75 million upfront fee, up to $200 million in development and regulatory milestone payments, plus commercial success-based milestones. Hengrui Pharma is also eligible to receive mid-single to low-double digit royalties on net sales outside of Greater China.

The Agreement will continue in effect on a product-by-product and country-by-country basis until the expiration of the obligation to make payments under the Agreement with respect to such product in each country, unless earlier terminated by either party pursuant to its terms. Either the Company or Hengrui Pharma may terminate the Agreement upon mutual agreement or for the other party’s insolvency or certain uncured material breaches. The Company may terminate the Agreement for any reason upon certain notice to Hengrui Pharma.

The Agreement contains various representations, warranties, covenants, dispute resolution mechanisms, indemnities and other provisions customary for transactions of this nature.

The foregoing is only a summary description of the terms of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

On December 29, 2024, the Company issued a press release announcing the Agreement. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 29, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: December 30, 2024	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer